UNITED STATES

SECURTITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2003

LITTLE SQUAW GOLD MINING COMPANY

(Exact name of registrant as specified in its charter)

Alaska

001-06412

91-074281

  (State or other jurisdiction of

(Commission

(I.R.S. Employer

  incorporation or organization)

File Number)

Identification No.)

3412 S. Lincoln Drive, Spokane, Washington

99203-1650

     (Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:

509-624-5831

       (Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant

Pursuant to a recommendation from the Audit Committee of Little Squaw Gold Mining Company (the "Company"), the Board of Directors by Director's Consent dated December 6, 2003, authorized the Company to engage the firm of DeCoria, Maichel & Teague as independent public accountants to audit the balance sheet and related statement of operations, cash flows and changes in stockholder's equity for the fiscal year ending December 31, 2003.  The firm of LeMaster & Daniels PLLC had been engaged in prior years to audit the balance sheet of the Company, including the balance sheet and related statement of operations, cash flows and changes in stockholder's equity for the fiscal years ended December 31, 2002 and December 31, 2001.  The Audit Committee had decided not to engage the firm of LeMaster & Daniels PLLC for the current fiscal year.  There were no disagreements with LeMaster & Daniels PLLC or unresolved matters of accounting principles or practices.  LeMaster & Daniels PLLC's report on the financial statements for the past two years contained no adverse, qualified, or disclaimer of opinion as to accounting principles or audit scope.  Such reports were, however, modified as to the uncertainty of the Company's ability to continue as a going concern.  LeMaster & Daniels PLLC did not resign nor was that firm dismissed by the Company.  The Company has received a copy of a letter from LeMaster & Daniels PLLC to the Securities and Exchange Commission agreeing with the foregoing statements.  A copy of the letter is furnished as Exhibit (16).

Item 7.  Exhibits

(16) LeMaster & Daniels PLLC letter to Securities and Exchange Commission dated December 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTLE SQUAW GOLD MINING COMPANY

        (Registrant)

Date:

December 10, 2003

/s/ Richard R. Walters

President